EXHIBIT 10.24














                           CONTRIBUTION AGREEMENT

                                BY AND AMONG

                          1st NET TECHNOLOGIES, INC.

                                     AND

                           1st LOOK INTERACTIVE, INC.






























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                           CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT ("Agreement") is entered into and made effective this ____ day of January 2001 (the "Effective Date"), by and between 1st Net Technologies, Inc., a Colorado corporation ("1st NET"); and 1st Look Interactive, Inc., a California corporation to be formed ("1st LOOK"), with respect to the following facts and circumstances:

                              R E C I T A L S

     WHEREAS, 1st NET currently owns all right and title to the Assets (as defined herein);

     WHEREAS, the Board of Directors and/or incorporator(s) of 1st NET and 1st LOOK have each determined that it would be appropriate to and desirable for 1st NET to contribute and transfer to 1st LOOK, and for 1st LOOK to receive and assume all of the assets and intellectual property currently held by 1st LOOK and associated with the 1st Look Interactive CD Business and set forth in Exhibit A attached hereto and incorporated herein by this reference ("Assets");

     WHEREAS, 1st NET and 1st LOOK currently contemplate that the undersigned incorporator shall form 1st LOOK as a California corporation on or before January 31, 2001; and

     WHEREAS, 1st NET and 1st LOOK currently contemplate that, following the formal incorporation of 1st LOOK and the assignment of this Agreement, 1st LOOK will make a private placement of an amount of its capital stock sufficient to fund the promotion and marketing of the Assets and the 1st Look Interactive CD Business.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                          A G R E E M E N T

                             ARTICLE 1
                CONTRIBUTIONS AND OBLIGATIONS OF 1st NET

     1.1 Quitclaim Agreement. On the Closing (as defined herein), 1st NET shall duly execute and deliver to 1st LOOK and/or the undersigned incorporator the Assets pursuant to the Quitclaim Agreement in the form and substance of Exhibit B attached hereto and incorporated herein by this reference (the "Quitclaim Agreement"), whereby the Assets will be assigned and contributed to 1st LOOK upon incorporation. The Quitclaim Agreement shall also be duly executed and delivered by the undersigned incorporator. 1st LOOK agrees to accept the Assets upon incorporation subject to all the terms, covenants and conditions set forth in this Agreement.

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     1.2   Transition Services.  1st NET agrees to provide 1st LOOK with (i)
office space within its current premises at 11415 West Bernardo Court, San Diego, California 92127, sufficient to accommodate one (1) individual; (ii) one (1) personal computer system; (iii) access to telephone and facsimile lines (1st LOOK shall be responsible for monthly fees and expenses associated with such access and services); and (iv) reasonable use of office supplies, copy machines, Internet access, and related products and/or services (collectively, "Transition Services"). Except as set forth above, the items set forth in this Section 1.2 shall be provided by 1st NET at no cost to 1st LOOK for the term of six (6) months commencing on the on the Closing Date, or until initial funding of not less than $500,000 ("Initial Funding") is secured for 1st LOOK, whichever occurs earlier.

     1.3   Non-Competition.

           (a) 1st NET agrees that it will not at any time within the period of three (3) years following the Closing Date, directly or indirectly or by assisting others, engage in, or have any interest in any person, firm, corporation, or business that produces, develops or markets any technology that is substantially similar to the Assets and/or the 1st Look CD concept in the United States or Europe.

           (b) 1st LOOK agrees that it will not at any time within the period of three (3) years following the Closing Date, directly or indirectly or by assisting others, engage in, or have any interest in any person, firm, corporation, or business that produces, develops or markets any technology that is substantially similar to EnvoyMail(tm), database development, and internet marketing services, or related technology of 1st NET in the United States or Europe.

                                ARTICLE 2
                ASSIGNMENT AGREEMENT AND ISSUANCE OF STOCK

     2.1 Quitclaim Agreement. On the Closing Date, 1st NET shall assign and contribute to 1st LOOK all of the Assets and intellectual property set forth in Exhibit A attached hereto and incorporated herein by this reference, by executing and delivering to 1st LOOK, and/or the undersigned incorporator, the Quitclaim Agreement.

     2.2 Consideration. In consideration for 1st NET's execution of this Agreement and compliance with the terms herein, 1st LOOK shall issue to 1st NET an amount of shares of 1st LOOK Common Stock equal to twenty-five percent (25%) of the Common Stock issued by 1st LOOK, subject to the limitations set forth in Section 2.3(b) below.

     2.3 Anti-Dilution. 1st NET may, at its sole discretion, elect to retain a twenty-five percent (25%) Common Stock equity position in 1st LOOK by requiring that 1st LOOK issue to 1st NET additional shares, at no cost to 1st NET, to maintain its 25% Common Stock equity position on a fully non-diluted basis. Notwithstanding the foregoing:

          (a) 1st LOOK's Board of Directors shall exercise reasonable discretion in approving or disapproving the terms of any offering of shares by 1st LOOK to any third party investors; and

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          (b)   Following an offering of shares by 1st LOOK which secures
financing in excess of $5,000,000, 1st NET's 25% equity position shall be diluted equally with all other shares of 1st LOOK Common Stock..

                                 ARTICLE 3
                             CLOSING;  DELIVERIES

     3.1 Closing. The closing of this Agreement (the "Closing") shall be held on January 8, 2001 (the "Closing Date") at or about 10:00 A.M., at the 1st NET offices located at 11415 West Bernardo Court, San Diego, California 92127 or at such other time and place upon which 1st LOOK and 1st NET shall mutually agree upon in writing.

          (a) At the Closing, 1st LOOK shall deliver to 1st NET: (i) a draft copy of the Articles of Incorporation of 1st Look Interactive, Inc., a California corporation to be formed.

          (b) At the Closing, 1st NET shall deliver to 1st LOOK and/or the undersigned incorporator: (i) a duly executed Quitclaim Agreement in the form and substance of Exhibit B attached hereto and incorporated herein by this reference; and (ii) a certified copy of the duly executed Action By Unanimous Written Consent of the Board of Directors of 1st NET in the form and substance of Exhibit C.

                                  ARTICLE 4
                           OBLIGATIONS AFTER CLOSING

     4.1 Incorporation of 1st LOOK. The undersigned incorporator shall form 1st LOOK as a California corporation on or before January 31, 2001. The actual date upon which the Articles of Incorporation of 1st LOOK are filed shall be defined herein as the "Incorporation Date." Notwithstanding the foregoing, this Agreement is entered into by the undersigned incorporator for and on behalf of the 1st LOOK corporation to be formed, and the parties to this Agreement intend for 1st LOOK to be the real party in interest to this Agreement.

     4.2 Delivery of Organizational Documents. On or before February 15, 2001, 1st LOOK shall deliver to 1st NET certified copies of the organizational documents of 1st LOOK including (i) the Articles of Incorporation; (ii) Bylaws; (iii) a duly executed Action By Unanimous Written Consent of the Board of Directors of 1st LOOK in the form and substance of Exhibit D; and (iv) related corporate documents as reasonably requested by 1st NET.
Initial Promotions. 1st LOOK will allocate ten (10) megabytes ("MB") of space to 1st NET for the promotion of 1st NET's products or services (i.e. EnvoyMail), on Volume I of the National 1st Look CD and all Volume I versions of any scheduled local city discs to be produced in each of the first ten (10) city 1st Look CD's at no upfront charge. 1st NET will pay 1st LOOK a ten percent (10%) commission on all new licensing fees generated through these efforts.

     4.3 Subsequent Promotions. Subsequent 1st Look CD Volumes both nationally and locally, if any, shall allocate ten (10) MB of space to 1st NET


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for no upfront fees, except for any ancillary multimedia work which shall be charged at $150.00 per hour. 1st NET shall pay 1st LOOK a ten percent (10%) commission on all licensing fees generated through any subsequent Volumes for a period of two (2) years following the distribution of Subsequent 1st Look CD Volumes.

     4.4 Board of Directors. 1st NET shall be entitled to fill one (1) seat on the Board of Directors of 1st LOOK for a term that expires on the date one
(1) year following the date of the organizational meeting of 1st LOOK during which 1st LOOK's Board of Directors are duly elected ("Board Term"). Without limiting any rights which 1st NET may exercise as a shareholder of 1st LOOK, nothing in this Agreement shall entitle 1st NET to fill any seats on 1st LOOK's Board of Directors subsequent to the expiration of the Board Term.

     4.6   Preliminary Funding Reimbursement.   Within 365 calendar days
following the Closing Date of this Agreement, 1st LOOK shall pay 1st NET an amount equal to Two Hundred Thousand & NO/100 Dollars ($200,000) as reimbursement for 1st NET's preliminary funding and development of the Assets being acquired herein.

                                 ARTICLE 5
                      WARRANTIES AND REPRESENTATIONS

     5.1 No Representation or Warranty by 1st NET. 1st NET does not make any representation as to, warranty of, or covenant with respect to:

          (a) the value of any Asset or thing of value to be transferred to 1st LOOK;

          (b) the freedom from encumbrance of any asset or thing of value to be transferred to 1st LOOK;

          (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to 1st LOOK; or

          (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

     Except as may expressly be set forth herein or in any Exhibit hereto, all Assets to be transferred to 1st LOOK shall be transferred "AS IS, WHERE IS" and 1st LOOK shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in 1st LOOK good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

     5.2   Warranties and Representations by 1st LOOK.

          (a) 1st LOOK represents that it shall use its best reasonable efforts to secure capitalization of not less than $500,000 of initial working capital within ninety (90) days following the Closing Date.

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                               ARTICLE 6
                           INDEMNIFICATION

     6.1 Indemnification by 1st LOOK. 1st LOOK shall indemnify and defend 1st NET against and hold 1st NET harmless from any and all claims, liabilities, losses, damages, costs and expenses, including without limitation, all reasonable attorney's fees asserted against or suffered by 1st NET resulting from any claim, judgment or liability of 1st NET arising in connection with 1st LOOK's use, solicitation, sale or possession of the Assets on or after to the Effective Date of this Agreement.

                              ARTICLE 7
                            MISCELLANEOUS

     7.1   Remedies.

          (a) In the event that the undersigned incorporator fails to incorporate 1st LOOK or 1st LOOK fails to reimburse 1st NET in an amount equal to the preliminary funding as provided in Section 4.6 herein, or any other breach of this Agreement, 1st NET, may elect to take and reclaim possession of, and title to, the Assets, wherever the same may be, without legal process; and 1st LOOK, the undersigned incorporator, or other appropriate person or entity in possession of the Assets at such time, upon written demand by 1st NET, shall surrender to 1st NET possession and title to the Assets upon terms and condition similar to those set forth in Exhibit B.

          (b) This Agreement is entered into by the undersigned incorporator for and on behalf of the proposed 1st LOOK corporation. 1st LOOK shall be a real party in interest to this Agreement and upon the incorporation of 1st LOOK, 1st NET shall look solely to 1st LOOK, and not the incorporator, to exercise any rights or remedies sought in connection with this Agreement.

     7.2 Right to Audit Records. 1st LOOK shall have the right to audit 1st NET's accounting and financial records, customer records and accounts receivable upon reasonable notice to 1st NET and during regular business hours for the purpose of determining what, if any, commissions are owed to 1st LOOK as a result of the obligations set forth in Article 4 herein. Such audit rights shall not interfere with 1st NET's conduct of its business.

     7.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered; (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt request; (iii) sent by Federal Express or other reputable overnight courier service; or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows:

          To 1st LOOK:         Clifford J. Smith, President, CEO
                              1st Look Interactive, Inc.
                              15969 Avenida Venusto #1525
                             San Diego, California 92128
                                    Phone No.:  (858) 673-8404

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          With copies to:     Mr. Scott Short, Financial Advisor
                              Paine Webber, Inc.
                              1200 Prospect Street, Suite 500
                              La Jolla, CA 92037
                              Phone No.:  (858) 551-9475
                              Fax No.:  (858) 551-0748

          With additional
          copies to:           Charles B. Witham, Esq.
                              Seltzer Caplan McMahon Vitek
                              750 B Street, Suite 2100
                              San Diego, California 92101
                              Phone No.:  (619) 685-3169
                              Fax No.:  (619) 702-6854

          To 1st NET:         1st NET Technologies, Inc.
                              11415 West Bernardo Court
                              San Diego, California 92127
                              Phone No.:  (858) 675-4449
                              Fax No.:  (858) 675-4443
                              Attn: Legal

          With copies to:     James H. Watson, Jr.
                              1869 West Littleton Boulevard
                              Littleton, CO  90120

     Any such notice shall be deemed delivered as follows: (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if sent by "next business day" Federal Express or other reputable overnight courier service, the next business day after being sent; or (iii) if sent by facsimile transmission, the date transmitted to the person to receive such notice if sent by 5:00 p.m. Pacific Time and the next business day if sent after 5:00 p.m. Pacific Time, provided in either case that there is evidence of such transmission printed by the sending machine. Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least three (3) business days before the effective date of such change in the manner provided in this Section.

     7.4 Time. Time is of the essence of every provision contained in this Agreement.

     7.5 Incorporation by Reference. Each of the parties hereby incorporates all of the recitals, exhibits and attachments attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed are by this reference incorporated in and made a part of this Agreement.

     7.6 Attorneys' Fees. If 1st LOOK or 1st NET bring any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other

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authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover all costs and expenses including, without limitation, reasonable attorneys' and paralegals' fees and expenses, including fees for in-house counsel, incurred by such prevailing party. The foregoing includes, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in collection of any award(s), judgment or other relief, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101, et seq., or any successor statutes.

     7.7 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. If any provision of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement and all such other provisions shall remain in full force and effect.

     7.8 Governing Law. This Agreement and all exhibits hereto shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Colorado, excluding conflicts of laws principals which would cause the application of the laws of another jurisdiction.

     7.9 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original; all counterparts so executed shall constitute one instrument and shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

     7.10 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

     7.11 Further Acts. Each party, at the request of the other, shall execute, acknowledge or have notarized or certified (if appropriate) and deliver in a timely manner such additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement. To the extent that the intent and purpose of this Agreement or the Quitclaim Agreement attached hereto as Exhibit B and incorporated herein by this reference requires a formal assignment or application be filed with the United States Patent and Trademark Office or any other governmental office, entity, or licensing agency, 1st NET shall cooperate fully with 1st Look to satisfy such requirements.

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     7.12  No Intent to Benefit Third Parties.  The parties do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy or benefit by reason of, any provision of this Agreement.

     7.13 Venue. Each of the parties hereto consents to the jurisdiction of any court in the County of Arapahoe, Colorado for any action arising out of matters related to this Agreement. Each of the parties hereto waives the right to commence an action in connection with this Agreement in any court outside of such county.

     IN WITNESS WHEREOF, 1st NET and 1st LOOK have executed this Agreement as of the day and year first written above.

                         1st NET:1st Net Technologies, Inc.,
                         a Colorado corporation

                         By: _________________________________
                              James H. Watson , Jr.
                         Its:      Chief Executive Officer


                         1st LOOK: 1st Look Interactive, Inc.,
                         a California corporation to be formed

                         By:  ________________________________
                              Clifford J. Smith, Incorporator























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                                     EXHIBIT A

                     CONTRIBUTION BY 1st NET TECHNOLOGIES, INC.

Certain assets of the business commonly known as 1st NET Technologies, Inc. as set forth below:
All of 1st NET's right, title, and interest in the assets, property, and intellectual property associated with 1st Look CD concept including, without limitation, the following:


     1. All patents, copyrights, and/or trademarks related to 1st Look CD concept, whether pending or registered, including but not limited to United States Patent and Trademark Office Trademark Application Serial Number 78/009037.

     2. All objective and subjective manifestations of 1st Look CD concept, including, but not limited to, source code developed for 1st Look CD concept;

     3. All materials related to 1st Look CD concept including, but not limited to, all demonstration materials and beta or test versions of 1st Look CD product;

     4. All other tangible or intangible assets, property or intellectual property rights associated with the 1st Look CD concept; and

     5. The following Uniform Resource Locators ("URL's"), which are currently registered and/or reserved in the name of 1st NET Technologies, Inc.:

               1.  1stlookcd.com
               2.  1stlookcd.net
               3.  1stlookdvd.com
               4.  1stlookdvd.net
               5.  1stlistencd.com
               6.  1stlistencd.net
               7.  1stlistendvd.com
               8.  1stlistendvd.net
               9.  1stviewcd.com
               10. 1stviewcd.net
               11. 1stviewdvd.com
               12. 1stviewdvd.net
               13. 1stglimpsecd.com
               14. 1stglimpsecd.net
               15. 1stglimpsedvd.com
               16. 1stglimpsedvd.net

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                               EXHIBIT B

                          QUITCLAIM AGREEMENT

     THIS QUITCLAIM AGREEMENT (the "Agreement"), made and entered into as of this ____ day of January, 2001, by and between 1st Net Technologies, Inc., a Colorado corporation (the "Assignor"), and 1st Look Interactive, Inc., a California corporation to be formed ("1st LOOK").

                              WITNESSETH:
     WHEREAS, Assignor desires to assign (other than as expressly excepted below) to 1st LOOK all of Assignor's right, title, and interest in and to all of the business and properties, tangible and intangible, that Assignor owns, possesses, or controls and has placed in use, or otherwise contributed, in furtherance of the business carried on by 1st LOOK (the "Assets"), specifically the computer programming that has the purpose and effect of providing direct mailing of computer programming product samples to consumers, including all associated intellectual property rights, and 1st LOOK desires to accept such assignment upon the incorporation of 1st LOOK;

     WHEREAS, 1st NET and 1st LOOK currently contemplate that in January, 2001, 1st LOOK will be formed as a California corporation, that this Agreement is entered into by the undersigned incorporator for and on behalf of the proposed 1st LOOK corporation, that 1st LOOK shall be a real party in interest to this Agreement and upon the incorporation of 1st LOOK, and that 1st NET shall look solely to 1st LOOK, and not the incorporator, to exercise any rights or remedies sought in connection with this Agreement;

     AND WHEREAS, the parties hereto wish to make certain other agreements;

     NOW THEREFORE, for $10.00 and other good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                Section 1
                         TRANSFER AND ASSIGNMENT

     1.1 Conveyance of Rights. Effective upon the incorporation of 1st LOOK, Assignor hereby transfers, grants, conveys, assigns, and relinquishes exclusively to 1st LOOK all of Assignor's right, title, and interest in and to the Assets, in perpetuity (or for the longest period of time otherwise permitted by law), including the following business and properties.

          1.1.1 Without limitation, all right, title, interest, and benefit (including to make, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) of Assignor in and to all United States and foreign patents and patent applications, patent license rights, patentable inventions, trade secrets, trademarks, service marks, trade names (including, in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), copyrights, technology licenses, know-how, confidential information, shop rights, and all other intellectual property rights owned or claimed by Assignor embodied in the Assets.

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          1.1.2 Without limitation, all right, title, interest, and benefit of
Assignor and all powers and privileges of Assignor, in, to, and under all technical data, drawings, prototypes, engineering files, system documentation, flow charts, and design specifications acquired or developed by Assignor in connection with the development of the programming, inventions, processes, and apparati entailed by the Assets.

     1.2 Further Assurances. Assignor shall execute and deliver, from time to time after the date hereof upon the request of 1st LOOK, such further conveyance instruments, and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of all the Assets to 1st LOOK, or the original ownership of all the Assets on the part of 1st LOOK, to the fullest extent possible under the law. Assignor therefore agrees to:

         (a) Execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Assets;

         (b) Provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of 1st LOOK and to the Assets; and

         (c) Perform any other acts deemed necessary to carry out the intent of this Agreement.

     1.3 Acknowledgment of Rights. In furtherance of this Agreement, Assignor hereby acknowledge that, from this date forward, 1st LOOK has succeeded to all of Assignor's right, title, and standing to:

     1.  Receive all rights and benefits pertaining to the Assets;

     2. Institute and prosecute all suits and proceedings and take all actions that 1st LOOK, in his sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Assets; and

     3. Defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as 1st LOOK, in his sole discretion, deems advisable.

     1.4 Return of Materials. Assignor shall immediately surrender to 1st LOOK all materials and work product in Assignor's possession or within Assignor's control (including all copies thereof) relating in any way to the Assets.

     1.5 Power of Attorney. To effectuate the terms of this Section I, Assignor hereby names and irrevocably constitutes and appoints 1st LOOK, with the full power of substitution therein, as Assignor's true and lawful attorney-in-fact to exercise the rights assigned hereby.


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                                      Section 2
                                    MISCELLANEOUS

     2.1 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto together with their respective legal representatives, successors, and assigns.

     2.2 This Agreement shall be governed by, and construed in accordance with, Colorado law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

ASSIGNOR:                       1st Net Technologies, Inc.,
                                a Colorado corporation,

                                By: __________________________________
                                       James H. Watson , Jr.
                                Its:   Chief Executive Officer


1st LOOK:                       1st Look Interactive, Inc.,
                                a California corporation to be formed

                                By:  _________________________________
                                       Clifford J. Smith, Incorporator






















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                                  EXHIBIT C

                  ACTION BY UNANIMOUS WRITTEN CONSENT OF 1st NET

                                (SEE ATTACHED)















































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                                EXHIBIT D

              ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS

                                   OF

             1st LOOK INTERACTIVE, INC., A CALIFORNIA CORPORATION

     The undersigned, constituting all of the members of the Board of Directors of 1st LOOK INTERACTIVE, INC., a California corporation ("Corporation"), hereby adopt, confirm and ratify the following resolutions of said Board of Directors by their approval and execution of this Written Consent, in accordance with the Bylaws of the Corporation and the applicable provisions of the California Corporations Code:

     WHEREAS it is in the best interest of this Corporation to assume all obligations and benefits of that certain Contribution Agreement ("Agreement") dated January ___, 2001 by and between the Clifford J. Smith, as incorporator of the Corporation, and 1st Net Technologies, Inc., a Colorado corporation, and to accept the terms and conditions of the Agreement set forth therein;

     NOW, THEREFORE, BE IT RESOLVED that the members of the Board of Directors of this Corporation hereby authorize, approve and ratify the Agreement and all Exhibits thereto, including that certain Quitclaim Agreement dated January ___, 2001, attached hereto as Exhibit 1 and incorporated herein by this reference;

     RESOLVED FURTHER that the Officers and Directors of this Corporation are hereby authorized, empowered and directed to take whatever actions may be necessary and to execute on behalf of the Corporation, any and all other documents reasonably necessary in order to consummate the transactions contemplated hereby.

                                   Respectfully submitted,


                                   ______________________________
                                   Clifford J. Smith,
                                   President, CEO



[Signatures on following page]






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The undersigned, being all of the
members of the Board of Directors
of 1st LOOK INTERACTIVE, INC.,
hereby consent to and approve the
foregoing actions and resolutions
as of _________________, 2001.


__________________________________
Clifford J. Smith, Director


__________________________________
Skip Haynes, Director


__________________________________
______________________, Director
(as appointed by 1st Net Technologies, Inc., a Colorado corporation)


































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                                   EXHIBIT 1

                                [To Be Provided]
















































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